EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (file numbers 333-01957, 333-01959, 333-59771, 333-34992, 333-34994, 333-34996, 333-111370, and 333-124845) on Form S-8 of our reports dated February 29, 2012 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for all of its inventories that used the last-in, first-out ("LIFO") method to the first-in, first-out ("FIFO") method effective January 2, 2011) and financial statement schedule of Franklin Electric Co., Inc. and subsidiaries, and the effectiveness of Franklin Electric Co., Inc. and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Franklin Electric Co., Inc. and subsidiaries for the year ended December 31, 2011.

/s/DELOITTE & TOUCHE LLP
Chicago, Illinois
February 29, 2012